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                                                                    EXHIBIT 99.3


           LETTER TO DTC PARTICIPANTS REGARDING THE OFFER TO EXCHANGE

               ANY AND ALL OUTSTANDING 8.00% SENIOR NOTES DUE 2008
                                       FOR
                           8.00% SENIOR NOTES DUE 2008

                                       OF
                                MANOR CARE, INC.

                 PURSUANT TO THE PROSPECTUS DATED ________, 2001


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________, 2001, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR THE EXPIRATION DATE.

                                                                 _________, 2001

To Securities Dealers, Commercial Banks
  Trust Companies and Other Nominees:

         Enclosed for you consideration is a Prospectus dated             , 2001
(the "Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") that together constitute the offer (the "Exchange Offer") by Manor Care, Inc., a Delaware corporation (the "Company"), to exchange up to $200,000,000 in principal amount of its 8.00% Senior Notes due 2008 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all outstanding 8.00% Senior Notes due 2008, issued and sold in a transaction exempt from registration under the Securities Act (the "Private Notes"), upon the terms and conditions set forth in the Prospectus. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

         We are asking you to contact your clients for whom you hold Private Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Private Notes registered in their own name.

         Enclosed are copies of the following documents:

         1.       The Prospectus;

         2. The Letter of Transmittal for your use in connection with the tender of Private Notes and for the information of your clients;

         3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Private Notes and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date;

         4. A form of letter that may be sent to your clients for whose accounts you hold Private Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer; and

         5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

         DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.

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         PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON _____________, 2001, UNLESS EXTENDED BY THE COMPANY. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

         You will be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

         Additional copies of the enclosed material may be obtained form the Exchange Agent, at the address and telephone numbers set forth below.

                                Very truly yours,

                               NATIONAL CITY BANK

                               National City Bank
                                  P.O. BOX 92301
                            CLEVELAND, OHIO 44193-0900
                             Facsimile: (216)575-9326



         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

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